UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Koss Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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INTRODUCTION
ITEM 1. ELECTION OF DIRECTORS
SUMMARY COMPENSATION TABLE
GRANT OF PLAN-BASED AWARDS
GRANTS OF PLAN-BASED AWARDS IN FISCAL 2007
OPTION EXERCISES AND STOCK VESTED
PENSON BENEFITS
NON-QUALIFIED DEFERRED COMPENSATION
DIRECTOR COMPENSATION
DIRECTOR COMPENSATION TABLE
ITEM 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
ITEM 3. TRANSACTION OF OTHER BUSINESS
STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING
ORGANIZATION
ROLES AND RESPONSIBILITIES
FINANCIAL REPORTING
COMPLIANCE WITH LAWS AND REGULATIONS
EXTERNAL AUDIT
OTHER RESPONSIBILITIES
REPORTING RESPONSIBILITIES

Koss Corporation
4129 North Port Washington Avenue
Milwaukee, Wisconsin 53212
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on
OCTOBER 10, 2007
          We hereby notify you that we will hold the annual meeting of stockholders of Koss Corporation at the Milwaukee River Hilton Hotel at 4700 North Port Washington Avenue, Milwaukee, Wisconsin, on Wednesday, October 10, 2007, at 9:00 a.m. At the annual meeting, we will consider and act on the following proposals:
1.	The election of six (6) directors;

2.	The ratification of the appointment of Grant Thornton LLP, as the independent accountants of the Company for the fiscal year ending June 30, 2008; and

3.	Such other business as may properly be brought before the annual meeting.
          Only stockholders of record at the close of business on August 15, 2007, will be entitled to notice of and to vote at the annual meeting. Information regarding the matters to be considered and voted upon at the annual meeting is set forth in the Proxy Statement accompanying this notice.
          You are cordially invited to attend our annual meeting in person, if possible. In order to assist us in preparing for our annual meeting, we urge you to promptly sign and date the enclosed proxy and return it in the enclosed envelope, which requires no postage. If you attend our annual meeting, you may vote your shares in person even if you previously submitted a proxy.
By Order of the Board of Directors
/s/ Sujata Sachdeva
Sujata Sachdeva, Secretary
Milwaukee, Wisconsin
August 31, 2007

Koss Corporation
PROXY STATEMENT
2007 ANNUAL MEETING OF STOCKHOLDERS
October 10, 2007

INTRODUCTION
     THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS OF KOSS CORPORATION (the “Company”) for use at the Company’s 2007 Annual Meeting of Stockholders (the “Meeting”) and any adjournment thereof, for the purposes set forth in the foregoing Notice of Annual Meeting of Stockholders.
     Date, Time, and Location. The Meeting will be held at the Milwaukee River Hilton Hotel, 4700 North Port Washington Avenue, Milwaukee, Wisconsin 53212, on Wednesday, October 10, 2007, at 9:00 a.m. local time.
     Purposes of the Meeting. The Company is soliciting the stockholders’ proxies. At the Meeting, stockholders will consider and vote upon the following: (i) the election of six (6) directors for one-year terms; (ii) a proposal to ratify the appointment of Grant Thornton LLP (“Grant Thornton”), as the independent accountants for the fiscal year ending June 30, 2008; and (iii) such other business as may properly be brought before the Meeting.
     Proxy Solicitation. The cost of soliciting proxies will be borne by the Company. Proxies will be solicited primarily by mail and may be made by directors, officers, and employees personally or by telephone. The Company will reimburse brokerage firms, custodians, and nominees for their out-of-pocket expenses incurred in forwarding proxy materials to beneficial owners. Proxy Statements and proxies will be mailed to stockholders on approximately September 17, 2007.
     Quorum and Voting Information. Only stockholders of record of the Company’s $.005 par value common stock (the “Common Stock”) at the close of business on August 15, 2007 (the “Record Date”) are entitled to vote at the Meeting. As of the Record Date, there were issued and outstanding 3,669,569 shares of Common Stock, each of which is entitled to one vote per share. A quorum of stockholders is necessary to take action at the Meeting. A majority of the outstanding shares of Common Stock, represented in person or by proxy, will constitute a quorum of stockholders at the Meeting. Votes cast by proxy or in person at the Meeting will be tabulated by the inspector of elections appointed for the Meeting. The inspector of elections will determine whether or not a quorum is present at the Meeting. The inspector of elections will treat abstentions as shares of Common Stock that are present and entitled to vote for purposes of determining the presence of a quorum. If a broker indicates on the proxy that it does not have discretionary authority to vote certain shares of Common Stock on a particular matter (a “broker non-vote”), those shares will not be considered as present and entitled to vote with respect to that matter (although those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).
     The six nominees receiving the greatest number of votes cast in person or by proxy at the Meeting will be elected directors of the Company. The vote required to ratify the appointment of Grant Thornton as independent accountants for the year ending June 30, 2008, and to approve any other matter to be presented to the Meeting, is the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting. Abstentions and broker non-votes will have no effect on the election of directors and will have the same effect as votes “against” ratification of Grant Thornton as the Company’s accountants for the year ending June 30, 2008.

     Proxies and Revocation of Proxies. A proxy in the accompanying form that is properly executed, duly returned to the Company, and not revoked, will be voted in accordance with instructions contained therein. In the event that any matter not described in this Proxy Statement properly comes before the Meeting, the accompanying form of proxy authorizes the persons appointed as proxies thereby (the “Proxyholders”) to vote on such matter in their sole discretion. At the present time, the Company knows of no other matters that are to come before the Meeting. See “ITEM 3. TRANSACTION OF OTHER BUSINESS.” If no instructions are given with respect to any particular matter to be acted upon, a proxy will be voted “FOR” the election of all nominees for director named in this Proxy Statement, and “FOR” the ratification of Grant Thornton as the Company’s independent accountants for the year ending June 30, 2008. If matters other than those mentioned in this Proxy Statement properly come before the Meeting, a proxy will be voted in accordance with the best judgment of a majority of the Proxyholders named therein.
     Each such proxy granted may be revoked at any time before it is voted by filing with the Secretary of the Company a written notice of revocation, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Meeting and voting in person.
     Annual Report. The Company’s Annual Report to Stockholders, which includes the Company’s audited financial statements for the year ended June 30, 2007, although not a part of this Proxy Statement, is delivered herewith.

ITEM 1. ELECTION OF DIRECTORS
     The By-Laws of the Company provide that the number of directors on the Board of Directors of the Company (the “Board”) will be no fewer than five and no greater than twelve. We had six directors during fiscal year 2007 and will also elect six directors for fiscal year 2007. Each director elected will serve until the next Annual Meeting of Stockholders and until the director’s successor is duly elected, or until his prior death, resignation, or removal. The six nominees that receive the most votes will be appointed to serve on our Board for the next year.
Information as to Nominees
     The following identifies the nominees for the six director positions and provides information as to their business experience for the past five years. Each nominee is presently a director of the Company:
John C. Koss, 77, has served continuously as Chairman of the Board of the Company or its predecessors since 1958. Previously, he served as Chief Executive Officer from 1958 until 1991. He is the father of Michael J. Koss (the Company’s Vice Chairman, President, Chief Executive Officer, Chief Financial Officer, and Chief Operating Officer, and a nominee for director of the Company), and the father of John Koss, Jr. (the Company’s Vice President - Sales).
Thomas L. Doerr, 63, has been a director of the Company since 1987. In 1972, Mr. Doerr co-founded Leeson Electric Corporation and served as its President and Chief Executive Officer until 1982. The company manufactures industrial electric motors. In 1983, Mr. Doerr incorporated Doerr Corporation as a holding company for the purpose of acquiring established companies involved in distributing products to industrial and commercial markets. Currently, Mr. Doerr serves as President of Doerr Corporation.
Michael J. Koss, 53, has held various positions at the Company since 1976, and has been a director of the Company since 1985. He was elected President, Chief Operating Officer, and Chief Financial Officer of the Company in 1987, Chief Executive Officer in 1991, and Vice-Chairman in 1998. He is the son of John C. Koss (the Company’s Chairman of the Board) and the brother of John Koss, Jr. (the Company’s Vice President – Sales). Michael J. Koss is also a director of STRATTEC Security Corporation.
Lawrence S. Mattson, 75, has been a director of the Company since 1978. Mr. Mattson is the retired President of Oster Company, a division of Sunbeam Corporation, which manufactures and sells portable household appliances.
Theodore H. Nixon, 55, has been a director of the Company since 2006. Since 1992, Mr. Nixon has been the Chief Executive Officer of D.D. Williamson, which is a manufacturer of caramel coloring used in the food and beverage industries. Mr. Nixon joined D.D. Williamson in 1974 and was promoted to President and Chief Operating Officer in 1982. Mr. Nixon is also a director of the non-profit Center for Quality of Management.
John J. Stollenwerk, 67, has been a director of the Company since 1986. Mr. Stollenwerk is the President and Chief Executive Officer of the Allen-Edmonds Shoe Corporation, an international manufacturer and retailer of high quality footwear. He is also a director of Allen-Edmonds Shoe Corporation, Badger Meter, Inc., U.S. Bancorp, and Northwestern Mutual Life Insurance Company.
The Company expects that the “Koss Family” (John C. Koss, Michael J. Koss, and John Koss, Jr.), who beneficially own approximately 71.2% of the outstanding Common Stock, will vote “for” the election of all nominees named above to the Board of Directors.
THE BOARD OF DIRECTORS RECOMMENDS THAT
STOCKHOLDERS VOTE “FOR” THE ELECTION OF ALL NOMINEES
NAMED ABOVE TO THE BOARD OF DIRECTORS.

Board Committees
     The Board has appointed the following standing committees for auditing and accounting matters, executive compensation and board nominations. Each member of these committees is “independent” as defined in Nasdaq Marketplace Rule 4200.
     Audit Committee. The Audit Committee, which is composed of Mr. Doerr, Mr. Mattson Mr. Nixon, and Mr. Stollenwerk, reviews and evaluates the effectiveness of the Company’s financial and accounting functions, including reviewing the scope and results of the audit work performed by the independent accountants and by the Company’s internal accounting staff. The Audit Committee met three times during the fiscal year ended June 30, 2007. The independent accountants were present at two of these meetings to discuss their audit scope and the results of their audit. For more information about the Audit Committee meetings, see the “Audit Committee Report.” The Audit Committee is governed by a written charter approved and adopted by the Board, which is attached hereto as Appendix A.
     Audit Committee Financial Expert. The Board has determined that Mr. Mattson is an “Audit Committee Financial Expert” as that term is defined in Item 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”).
     Compensation Committee. The Compensation Committee, which is composed of Mr. Doerr, Mr. Mattson, and Mr. Stollenwerk, has responsibility for reviewing and recommending adjustments for all employees whose annual salaries exceed $75,000 or who report directly to the Company’s Chief Executive Officer. The Compensation Committee met once during the fiscal year ended June 30, 2007. For more information about the Compensation Committee meetings, see the “Compensation Committee Report on Executive Compensation.” The Company’s 1990 Flexible Incentive Plan (the “Plan”) is administered by the Compensation Committee. Subject to the express provisions of the Plan, the Committee has complete authority to (i) determine when and to whom benefits are granted; (ii) determine the terms and provisions of benefits granted; (iii) interpret the Plan; (iv) prescribe, amend and rescind rules and regulations relating to the Plan; (v) accelerate, purchase, adjust or remove restrictions from benefits; and (vi) take any other action which it considers necessary or appropriate for the administration of the Plan.
     Nominating Committee and Director Nomination Process. The Nominating Committee, which is composed of Mr. Doerr, Mr. Mattson, and Mr. Stollenwerk, has responsibility for overseeing the director nomination process and for identifying and evaluating potential candidates and recommending candidates to the Board for nomination. Candidates will be evaluated by the Nominating Committee on the basis of outstanding achievement in their professional careers, broad experience, wisdom, personal and professional integrity, and their experience with and understanding of the business environment. With respect to minimum qualifications of candidates, the Nominating Committee will consider candidates who have the experiences, skills, and characteristics necessary to gain a basic understanding of the principal operational and financial objectives and plans of the Company, the results of operations and financial condition of the Company, and the relative standing of the Company and its business segments in relation to its competitors. The Nominating Committee will consider qualified director candidates recommended by stockholders if such recommendations for director are submitted in writing to the Secretary, c/o Koss Corporation, 4129 North Port Washington Avenue, Milwaukee, Wisconsin 53212, and include the following information: (i) name and address of the stockholder making the recommendation; (ii) name and address of the candidate; and (iii) pertinent biographical information about the candidate. Any recommendations must be submitted by the deadline by which a stockholder must give notice of a matter that he or she wishes to bring before the Company’s Annual Meeting as described in the Stockholder Proposals for the 2008 Annual Meeting section of this Proxy Statement. The Nominating Committee does not currently have a charter.
Attendance at Board and Committee Meetings
     During the fiscal year ended June 30, 2007, the Board held four meetings. Every incumbent director attended 75% or more of the total of (i) all meetings of the Board, plus (ii) all meetings of the committees on which they served during their respective terms of office.

Attendance at Annual Meetings
     All of the members of the Board, Mr. John C. Koss, Mr. Michael J. Koss, Mr. Doerr, Mr. Mattson, Mr. Stollenwerk and Mr. Nixon, attended last year’s annual meeting held on October 11, 2006. The Company has no formal written policy regarding attendance at annual meetings of the Company, but strongly encourages all directors to make attendance at all annual meetings a priority.
Independence of the Board
     Each of Mr. Doerr, Mr. Mattson, Mr. Nixon, and Mr. Stollenwerk, is “independent” as such term is defined in Nasdaq Marketplace Rule 4200. These independent directors constitute a majority of the Board, as required under Nasdaq Marketplace Rule 4350(c).
Communications with the Board
     Stockholders may communicate with the Board, individually or as a group, by sending written communications to: Koss Corporation, 4129 North Port Washington Avenue, Milwaukee, Wisconsin 53212. Stockholders may also communicate with members of the Board by telephone (414) 964-5000 or facsimile (414) 964-8615. If any correspondence is addressed to the Board or to a member of the Board, that correspondence is forwarded directly to the Board or member of the Board.
Code of Ethics
     The Board approved and adopted a Code of Ethics for the Company’s directors, officers, and employees, which is attached as Exhibit 14 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2004.
Executive Officers
     Information is provided below with respect to the executive officers of the Company. Each executive officer is elected annually by the Board of Directors and serves for one year or until his or her successor is appointed.

			Current Position
Name	Age	Positions Held	Held Since
Michael J. Koss	53	President, Chief Operating Officer, Chief Financial Officer, Chief Executive Officer	1987 (Chief Executive Officer since 1991)

John Koss, Jr.	50	Vice President – Sales	1988

Sujata Sachdeva	43	Vice President – Finance, Secretary	1992

Declan Hanley	60	Vice President – International Sales	1994

Lenore E. Lillie	46	Vice President – Operation	1998

Cheryl Mike	55	Vice President – Human Resources and Customer Service	2001
Beneficial Ownership of Company Securities
     Security Ownership by Nominees and Management. The following table sets forth, as of August 1, 2007, the number of shares of Common Stock “beneficially owned” (as defined under applicable regulations of the SEC), and the percentage of such shares to the total number of shares outstanding, for all nominees, for each executive officer named in the Summary Compensation Table (see “Executive Compensation and Related Matters – Summary Compensation Table”), for all directors and executive officers as a group, and for each person and each group of persons who, to the knowledge of the Company as of June 30, 2007, were the beneficial owners of more than 5% of the outstanding shares of Common Stock.

	Number of	Percent of
	Shares	Outstanding
	Beneficially	Common
Name and Business Address (1)	Owned (2)	Stock (3)
John C. Koss (4)	1,405,052	38.29%
Michael J. Koss (5)	1,039,417	27.28%
John Koss, Jr. (6)	333,494	8.87%
Thomas L. Doerr	0	*
Lawrence S. Mattson	0	*
Theodore H. Nixon	1,000	*
John J. Stollenwerk	12,127	*
Sujata Sachdeva (7)	19,921	*
Declan Hanley (8)	62,500	1.67%
Lenore E. Lillie (9)	54,464	1.47%
Cheryl Mike (10)	32,593	*

All directors and executive officers as a group (11 persons) (11)	2,960,568	73.72%
Koss Family Voting Trust, John C. Koss, Trustee (12)	1,217,785	33.18%
Koss Employee Stock Ownership Trust (“KESOT”) (13)	331,907	9.04%
Royce and Associates, LLC (14)	239,500	6.52%

(*)	denotes beneficial ownership of less than 1%.

(1)	Unless otherwise noted, the business address of all persons named in the above table is c/o Koss Corporation, 4129 North Port Washington Avenue, Milwaukee, WI 53212.

(2)	Unless otherwise noted, amounts indicated reflect shares as to which the beneficial owner possesses sole voting and dispositive powers. Also included are shares subject to stock options if such options are exercisable within 60 days of August 1, 2007.

(3)	All percentages shown in the above table are based on 3,669,569 shares outstanding and entitled to vote on August 1, 2007, plus (for Michael J. Koss, John C. Koss, Jr., Ms. Sachdeva, Mr. Hanley, Ms. Lillie, Ms. Mike, and for all directors and executive officers as a group) the number of options exercisable within 60 days of August 1, 2007. The percentage calculation assumes, for each individual owning options and for directors and executive officers as a group, the exercise of that number of stock options that are exercisable within 60 days of August 1, 2007.

(4)	Includes the following shares which are deemed to be “beneficially owned” by John C. Koss: (i) 61,732 shares owned directly or by his spouse; (ii) 1,217,785 shares as a result of his position as trustee of the Koss Family Voting Trust; (iii) 124,300 shares as a result of his position as co-trustee of the John C. and Nancy Koss Revocable Trust; and (iv) 1,235 shares by reason of the allocation of those shares to his account under the Koss Employee Stock Ownership Trust (“KESOT”) and his ability to vote such shares pursuant to the terms of the KESOT – see “Executive Compensation and Related Matters – Other Compensation Arrangements – Employee Stock Ownership Plan and Trust.”

(5)	Includes the following shares which are deemed to be “beneficially owned” by Michael J. Koss: (i) 524,578 shares owned directly or by reason of family relationships; (ii) 68,102 shares by reason of the allocation of those shares to his account under the KESOT and his ability to vote such shares; (iii) 111,034 shares as a result of his position as an officer of the Koss Foundation; (iv) 140,000 shares with respect to which he holds options which are exercisable within 60 days of August 1, 2007; and (v) 331,907 shares which are held by the KESOT (see Note (9), below). The 68,102 shares allocated to Michael J. Koss’ KESOT account, over which he holds voting power, are included within the aforementioned 331,907 shares but are counted only once in his individual total.

(6)	Includes the following shares which are deemed to be “beneficially owned” by John Koss, Jr.: (i) 243,494 shares owned directly or by reason of family relationships; (ii) 90,000 shares with respect to which he holds options which are exercisable within 60 days of August 1, 2007; and (iii) 49,347 shares by reason of the allocation of those shares to his account under the KESOT and his ability to vote such shares.

(7)	Includes the following shares which are deemed to be “beneficially owned” by Sujata Sachdeva: (i) 12,000 shares with respect to which she holds options which are exercisable within 60 days of August 1, 2007; and (ii) 7,921 shares by reason of the allocation of those shares to her account under the KESOT and her ability to vote such shares.

(8)	Includes the following shares which are deemed to be “beneficially owned” by Declan Hanley: (i) 62,500 with respect to which she holds options which are exercisable within 60 days of August 1, 2007.

(9)	Includes the following shares which are deemed to be “beneficially owned” by Lenore E. Lillie: (i) 10,044 shares owned directly; (ii) 28,662 shares with respect to which she holds options which are exercisable within 60 days of August 1, 2007; and (iii) 15,758 shares by reason of the allocation of those shares to her account under the KESOT and her ability to vote such shares.

(10)	Includes the following shares which are deemed to be “beneficially owned” by Cheryl Mike: (i) 13,000 shares with respect to which she holds options which are exercisable within 60 days of August 1, 2007; and (iii) 19,593 shares by reason of the allocation of those shares to her account under the KESOT and her ability to vote such shares.

(11)	This group includes 11 people, all of whom are listed on the accompanying table. To avoid double-counting: (i) the 68,102 total shares held by the KESOT and deemed to be beneficially owned by Michael J. Koss as a result of his position as a KESOT Trustee (see Note (5), above) include shares allocated to the KESOT accounts of John C. Koss, Michael J. Koss, John Koss, Jr., Ms. Sachdeva, Ms. Lillie, and Ms. Mike, in the above table but are included only once in the total; and (ii) the 1,217,785 shares deemed to be beneficially owned by John C. Koss as a result of his position as trustee of the Koss Family Voting Trust (see Note (4), above) are included in his individual total share ownership and are included only once in the total.

(12)	The Koss Family Voting Trust was established by John C. Koss. The sole trustee is John C. Koss. The term of the Koss Family Voting Trust is indefinite. Under the Trust Agreement, John C. Koss, as trustee, holds full voting and dispositive power over the shares held by the Koss Family Voting Trust. All of the 1,217,785 shares held by the Koss Family Voting Trust are included in the number of shares shown as beneficially owned by John C. Koss (see Note (4), above).

(13)	The KESOT holds 331,907 shares. Authority to vote these shares is vested in KESOT participants to the extent shares have been allocated to individual KESOT accounts. All 331,907 of these KESOT shares are also included in the number of shares shown as beneficially owned by Michael J. Koss (see Note (5), above). Michael J. Koss and Cheryl Mike (the Company’s Vice President of Human Resources) serve as Trustees of the KESOT and, as such, they share dispositive power with respect to (and are therefore each deemed under applicable SEC rules to beneficially own) all 331,907 KESOT shares.

(14)	1414 Avenue of the Americans, New York, NY 10019. The share ownership reported by Royce & Associates, LLC is based on the most recently available public information obtained by the Company from the amended Schedule 13G filed with the SEC by Royce & Associates, LLC on January 22, 2007.
COMPENSATION DISCUSSION AND ANALYSIS
     The following discussion provides information concerning the compensation of the executives of the Company set forth in the Summary Compensation Table below (the “Named Executive Officers”).
Compensation Philosophy and Compensation Program Objectives
     As a public company operating in the competitive audio/video industry segment of the home entertainment industry, we place high value on attracting and retaining our executives since it is their talent and performance that is responsible for our success. Therefore, our compensation philosophy is to create a performance-based culture that attracts and retains a superior team. The Company’s Named Executive Officers and other executive officers are paid base salaries commensurate with their responsibilities, after comparison with base salaries of executive officers of other light assembly or manufacturing companies as reported in an annual national survey. We aim to achieve this goal by designing a competitive and fiscally responsible compensation program to:
o	Attract the highest caliber of talent required for the success of our business;

o	Retain those individuals capable of achieving challenging performance standards;

o	Incent our executives to strive for superior company wide and individual performance; and

o	Align management and stockholder interests over both the short and long-term.
     Our executive compensation program is designed in a manner to offer a compensation package that utilizes three key elements: (1) base salary; (2) annual cash incentives and (3) long-term equity incentives. We believe that together these performance-based elements support the objectives of our compensation program.
o	Base Salaries. We seek to provide competitive base salaries factoring in the position, the executive’s skills and experience, the executive’s performance as well as other factors. We believe appropriate base salary levels are critical in helping us to attract and retain talented executives.

o	Annual Cash Incentives. The aim of this element of compensation is to reward individual contributions to align with our annual operating performance and to recognize the achievement of challenging performance standards.

o	Long-Term Equity Incentives. The long-term element of our compensation program consists of discretionary grants of equity awards which are reviewed annually. These grants of common stock and options to purchase common stock are designed to align interests of management and employees with those of the Company and its stockholders by directly linking individual compensation to the Company’s long-term performance, as reflected in stock price appreciation and increased stockholder value.
     Below is a description of our executive compensation process and a detailed discussion of each of the key elements of our compensation program as they apply to the Named Executive Officers set forth in the Summary Compensation Table. Because we are a competitive public company, we will continue to review the overall design of our executive compensation program to ensure that it is structured to most effectively meet our compensation philosophy and objectives. We will also evaluate the program in the context of competitive market practice, as well as applicable legal and regulatory guidelines, including IRS rules governing the deductibility of compensation. This review may result in changes to the program we use today.
The Executive Compensation Process
     Compensation Committee
     The Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) is responsible for setting the Company’s philosophy regarding executive compensation. The Compensation Committee is comprised entirely of non-employee directors and acts pursuant to a charter that has been approved by the Board and is annually reviewed by the Compensation Committee. The Compensation Committee is composed of Mr. Doerr, Mr. Mattson, and Mr. Stollenwerk. Each member of the Compensation Committee is a non-employee and an independent director as defined in Nasdaq Marketplace Rule 4200.
     Our Compensation Committee goes through the following process prior to determining equity compensation:
o	Reviewing and approving our compensation philosophy;

o	Determining executive compensation levels;

o	Annually reviewing and assessing performance goals and objectives for all executive officers, including our Chief Executive Officer; and

o	Determining short-term and long-term incentive compensation for all executive officers, including our Chief Executive Officer.
     The Compensation Committee is responsible for the review of all employee salaries in excess of $75,000 or who report directly to the Company’s Chief Executive Officer. The Compensation Committee also reviews all bonus, commission and stock option programs. The Compensation Committee meets as a group each spring and reviews its report with the full Board prior to the end of the fiscal year. This system enables management to plan the following year with the benefit of the Compensation Committee’s input.
     Our Compensation Committee relies upon its judgment in making compensation decisions, after reviewing the performance of the Company and carefully evaluating an executive’s performance during the year against established goals, leadership qualities, operational performance, business responsibilities, career with the Company, current compensation arrangements and long-term potential to enhance stockholder value. Specific factors affecting compensation decisions for the Named Executive Officers include:
o	key financial measurements such as pre-tax income;

o	promoting commercial excellence by launching new or continuously improving products or services, being a leading market player and attracting and retaining customers and employees; and

o	supporting our corporate values by promoting compliance with internal ethics policies and legal obligations.
When necessary, our Compensation Committee will seek compensation advice from either our Board or executive officers.
          Benchmarking Process
     When making compensation decisions, the Compensation Committee considers the competitive market for executives and compensation levels provided by comparable companies. Our Compensation Committee has used Watson Wyatt Data Services to provide compensation figures of others in our industry. Though we generally target salary levels at the median of our peer group, total compensation may exceed or fall below the median for certain of our Named Executive Officers. Since one of the objectives of our compensation program is to consistently reward and retain top performers, actual compensation will vary depending on individual and our overall performance.
Compensation of the Chief Executive Officer
     The Compensation Committee annually reviews and determines the compensation of the Company’s Chief Executive Officer, Michael J. Koss. The Compensation Committee has reviewed all components of his compensation, including salary, bonus, equity and long-term incentive compensation. Michael J. Koss’s compensation is based on his experience, responsibilities, historical salary levels and bonuses for himself and other executive officers of the Company, and the salaries and bonuses of Chief Executive Officers of other light assembly or manufacturing companies. Michael J. Koss is also eligible to receive a bonus calculated as a percentage of the Company’s earnings before interest and taxes. He also participates in the Company’s Flexible Incentive Plan. For the fiscal year ended June 30, 2007, Michael J. Koss’s base salary was $275,000, his bonus was $339,298, and he was granted 40,000 stock options. Michael J. Koss’s bonus was calculated as a percentage of the Company’s earnings before interest and taxes for the year ended June 30, 2007. The Compensation Committee finds Michael J. Koss’s total compensation in the aggregate to be reasonable and not excessive based upon individual performance and overall Company performance and profitability for the fiscal year ended June 30, 2007. Mr. Koss has not entered into an employment agreement with the Company.
Executive Officer Compensation
     The Company employs a compensation program linked to company-wide performance and individual achievement. All executive officers are reviewed once each year. Raises in base salaries are made in July when necessary or when promotions are announced. In addition, the Company has a Flexible Incentive Plan, an Employee Stock Ownership Plan and Trust, a 401(k) Plan, and a Profit Sharing Plan. The Flexible Incentive Plan is administered by the Compensation Committee and vests the Compensation Committee with discretionary powers to choose from a variety of incentive compensation alternatives to make annual stock-based awards to officers, key employees and other members of the Company’s management team. The Company also has a cafeteria benefits plan to provide flexibility to employees to choose their own health care and associated benefits package from an array of offerings. The Company shares the cost of medical insurance with its employees.
     The Company’s executive officers are paid base salaries commensurate with their responsibilities, after comparison with base salaries of executive officers of other light assembly or manufacturing companies taken from data in an annual national survey. As in years past, for the year ended June 30, 2007, executive officers were eligible for annual bonuses based upon individual performance and overall Company performance and profitability. Factors relevant to determining such bonuses included attainment of corporate revenue and earnings goals and the development of new accounts. The Company’s Chief Executive Officer, Chairman and certain other executive officers are eligible to receive a bonus calculated as a percentage of the Company’s earnings before interest and taxes. The Company’s Vice President — Sales is entitled to receive a bonus based upon increases in sales over the prior year, and a bonus for obtaining new accounts from a predetermined list of potential new accounts and for adding new product lines to current accounts. The Company’s Vice President – International Sales is entitled to receive a bonus based upon the Company’s sales in export markets.
Components of the Executive Compensation Program
     Though we feel it is important to provide competitive cash compensation, we believe that a substantial portion of executive compensation should be performance-based. We believe it is essential for executives to have a meaningful equity stake linked to our long-term performance and, therefore, we have created compensation packages that aim to foster an owner-operator culture. Other than base salary, compensation of our executive officers and other key associates is also largely comprised of variable or “at risk” incentive pay linked to our financial and stock performance and individual contributions. Other factors we consider in evaluating executive compensation include internal equity, external market and competitive information, assessment of individual performance, level of responsibility, and the overall expense of the program. In addition, we also strive to offer competitive benefits and appropriate perquisites.
Base Salary
     Base salary represents the fixed component of our Named Executive Officers and other executive officers’ compensation. The Compensation Committee sets base salary levels based upon experience and skills, position, level of responsibility, the ability to replace the individual, and market practices. The Compensation Committee reviews base salaries of the Named Executive Officers and our other executive officers annually and approves all salary increases for the Named Executive Officers and our other executive officers. Increases are based on several factors, including an assessment of individual performance and contribution, promotions, level of responsibility, scope of position and competitive market data.
Annual Cash Incentives
     Our Named Executive Officers have the opportunity to earn cash incentives for meeting annual performance goals. The Compensation Committee establishes financial and performance targets and opportunities linked to our overall performance.
Long-Term Equity Incentives
     Our executive officer compensation is heavily weighted in long-term equity as we believe superior stockholder returns are achieved through an ownership culture that encourages a focus on long-term performance by our Named Executive Officers and other executive officers. Our primary form of long-term equity incentive is stock option grants. By providing our Named Executive Officers and other executive officers with an equity stake in our future, we are better able to align the interests of our Named Executive Officers, our other executive officers and our stockholders. In establishing long-term equity incentive grants for our Named Executive Officers and other executive officers, the Compensation Committee reviews certain factors, including the outstanding equity grants held both by the individual and by our executives as a group, total compensation, performance, accumulated wealth analysis that includes projections of the potential value of vested equity (which is prepared reflecting assumptions about future stock price growth rates), the vesting dates of outstanding grants, tax and accounting costs, potential dilution and other factors.

Perquisites and Other Benefits
     We do not generally provide material perquisites that are not, in the Compensation Committee’s view, integrally and directly related to the duties of our Named Executive Officers and other executive officers. The perquisites we do provide to certain of our Named Executive Officers include the payment of car leases and life insurance benefits. Our executive officers also participate in other broad-based benefit programs that are generally available to our salaried employees, including health and dental insurance programs and our retirement benefit plans described below.
Retirement Plans
     The Compensation believes that an important aspect of attracting and retaining qualified individuals to serve as executive officers involves providing methods for those individuals to save for retirement. All of our employees and Named Executive Officers are eligible to participate in the 401(k) savings and retirement plan and KESOT plan of the Company.
Employment Agreements
     None of our Named Executive Officers or other employees have entered into an employment agreement with the Company.
Benefits Upon Termination of Employment
     None of our Named Executive Officers or other employees have agreements that entitle them to receive a payment upon a change of control or termination.
Other Compensation Arrangements
     The Company has certain other compensation plans and arrangements which are available to the CEO and certain of the Named Executive Officers, including the following:
•	Supplemental Medical Care Reimbursement Plan. Each officer of the Company is covered by a medical care reimbursement plan for all medical expenses incurred that are not covered under group health insurance up to an annual maximum of 10% of salary.

•	Employee Stock Ownership Plan and Trust. In December 1975, the Company adopted the KESOT, which is a form of employee benefit plan designed to invest primarily in employer securities. The KESOT is qualified under Section 401(a) of the Internal Revenue Code. All full-time employees with at least six months’ uninterrupted service with the Company are eligible to participate in the KESOT. Contributions to the KESOT are allocated to the accounts of participants in proportion to the ratio that a participant’s compensation bears to total compensation of all participants. Accounts are adjusted each year to reflect the investment experience of the trust and forfeitures from accounts of non-vested terminated participants. All unallocated shares will be voted by the KESOT Trustees as directed by the KESOT Committee. Michael J. Koss and Cheryl Mike currently serve as KESOT Trustees and as the members of the KESOT Committee. Voting rights for all allocated shares are passed through to the participant for whose account such shares are allocated, and must be voted by the Trustees in accordance with the participants’ direction. As of August 1, 2007 the KESOT held 331,907 shares of Common Stock (approximately 9.04% of the total number of shares outstanding).

•	Retirement Agreement. John C. Koss is eligible to receive his current base salary of $150,000 for the remainder of his life, whether he becomes disabled or not. John C. Koss is over 70 years old and will be entitled to receive this benefit upon his retirement from the Company. The Company has a deferred compensation liability of $400,000 recorded as of June 30, 2007 and $400,000 as of June 30, 2006 for this arrangement.

•	Stock Option Plans. In 1990, the Board of Directors created, and the stockholders approved, a Flexible Incentive Plan (the “Plan”). This Plan is administered by the Compensation Committee and vests the Compensation Committee with discretionary powers to choose from a variety of incentive compensation alternatives to make annual stock-based awards to officers, key employees, and other members of the Company’s management team.

•	Supplemental Executive Retirement Plan. The Board of Directors has by resolution entered into a Supplemental Executive Retirement Plan with Michael J. Koss which calls for Michael J. Koss to receive annual cash compensation following his retirement from the Company (“Retirement Payments”) in an amount equal to 2% of the base salary of Michael J. Koss, multiplied by his number of years of service to the Company (for example, if Michael J. Koss had worked 25 years, then he would be entitled to receive 50% of base salary). The base salary shall be calculated using the average base salary of Michael J. Koss during the three years preceding his retirement. The Retirement Payments are to be paid to Michael J. Koss monthly until his death, and after his death shall continue to be paid monthly to his surviving spouse until her death. The Company had a deferred compensation liability of $589,153 recorded as of June 30, 2007 and $592,831 as of June 30, 2006 for this arrangement.

•	Profit Sharing Plan. Every quarter of each fiscal year, the Company sets aside a percentage of any operating profits and distributes it to all employees (except John C. Koss, Michael J. Koss, John Koss, Jr. and Declan Hanley) based on their hourly rate of pay. All full-time Koss employees (except John C. Koss, Michael J. Koss, and John Koss, Jr.) are eligible for profit sharing if they have been employed for the complete fiscal quarter. Deductions are made from profit sharing for each absence (paid sick days and unpaid days) based on the number of hours of time lost.

•	401(k) Plan. All full-time employees of the Company are eligible to participate in the Company’s 401(k) Plan the beginning of the fiscal quarter after they have completed one full fiscal quarter. Employees are able to defer a dollar amount up to the federal yearly maximum. The Company, in its discretion, matches the employee dollar deferral with a dollar per dollar match, not to exceed 10% of the employees’ annual compensation. The funds that are deferred and matched are immediately 100% vested to the employee’s 401(k) account. The employees allocate their funds to a group of nine funds or they may self-direct their funds to a qualified 401(k) of their choice.
Tax and Accounting Matters
     Section 162(m) of the Internal Revenue Code of 1986, enacted as part of the Omnibus Budget Reconciliation Act of 1993, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the chief executive officer and the four other most highly compensated executive officers. Under Internal Revenue Service regulations, qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Compensation Committee does not believe that any of the executive compensation arrangements for Fiscal 2007 will result in the loss of a tax deduction pursuant to Section 162(m). The Compensation Committee expects to continue to monitor the application of Section 162(m) to executive compensation and will take appropriate action if it is warranted in the future.
     We operate our compensation programs with the intention of complying with Section 409A of the Code. Effective January 1, 2006, we began accounting for stock-based compensation with respect to our long-term equity incentive award programs in accordance with the requirements of SFAS 123(R).

SUMMARY COMPENSATION TABLE
     The following table presents certain summary information concerning compensation paid or accrued by the Company for services rendered in all capacities during the fiscal year ended June 30, 2007 for (i) the Chief Executive Officer (“CEO”) of the Company, and (ii) each of the other six executive officers of the Company (determined as of the end of the last fiscal year) whose total annual salary and bonus exceeded $100,000 (collectively, including the CEO, the “Named Executive Officers”).

							Change in
							Pension Value
							&
						Non-Equity	Nonqualified
				Stock	Option	Incentive Plan	Deferred	All Other
			Bonus	Awards	Awards	Compensation	Compensation	Compensation
Name & Principal Position	Year	Salary ($)	($)	($)	($)(1)	($)	Earnings ($)	($)	Total ($)

John C. Koss (2) Chairman of the Board	2007	150,000	0	0	0	242,356	0	32,647	425,003

Michael J. Koss (3) Chief Executive Officer	2007	275,000	0	0	194,923	339,298	0	48,551	857,772

John Koss, Jr. (4) Vice President — Sales	2007	181,000	0	0	97,461	25,000	0	31,890	335,351

Sujata Sachdeva (5) Vice President – Finance	2007	130,000	0	0	27,004	30,688	0	20,315	208,007

Declan Hanley (6) Vice President – International Sales	2007	105,987	0	0	27,004	241,686	0	18,700	393,377

Lenore Lillie (7) Vice President – Operations	2007	123,000	0	0	27,004	29,035	0	20,847	199,886

Cheryl Mike (8) Vice President – Human Resources & Cust. Service	2007	83,000	0	0	27,004	19,593	0	23,816	153,413

(1)	For each of the stock option grants, the value shown is what is also included in the company’s financial statements per FAS 123(R). See the Company’s Report on Form 10-K for the year ended June 30, 2007 for a complete description of the FAS 123(R) valuation. The actual number of awards granted is shown in the “Grants of Plan Based Awards” table included in this filing.

(2)	Mr. John C. Koss, Sr. received $7,000 in Company matching contributions under the Company’s 401K Plan. Mr. Koss also received Company contributions to the KESOT for the accounts of John C. Koss in the amount of $5,751. Car leases were paid by the Company for John C. Koss in the amount of $15,446, and premiums paid by the Company for life insurance in the amount $4,450.

(3)	Mr. Michael J. Koss received $21,000 in Company matching contributions under the Company’s 401K Plan. Mr. Koss also received Company contributions to the KESOT for the accounts of Michael J. Koss in the amount of $5,751. Car leases were paid by the Company for Michael J. Koss in the amount of $20,890, and premiums paid by the Company for life insurance in the amount $911.

(4)	Mr. John Koss, Jr. received $16,846 in Company matching contributions under the Company’s 401K Plan. Mr. Koss also received Company contributions to the KESOT for the accounts of John Koss, Jr. in the amount of $5,751. Car leases were paid by the Company for John Koss, Jr. in the amount of $8,916, and premiums paid by the Company for life insurance in the amount $378.

(5)	Ms. Sujata Sachdeva received $16,123 in Company matching contributions under the Company’s 401K Plan. Ms.

Sachdeva also received Company contributions to the KESOT for the accounts of Sujata Sachdeva in the amount of $4,192.

(6)	Mr. Declan Hanley received $5,000 in Company contributions under the Company’s 401K Plan. Car leases were paid by the Company for Declan Hanley in the amount of $13,700.

(7)	Ms. Lenore Lillie received $16,233 in Company matching contributions under the Company’s 401K Plan. Ms. Lillie also received Company contributions to the KESOT for the accounts of Lenore Lillie in the amount of $3,947. Premiums paid by the Company for life insurance in the amount $666.

(8)	Ms. Cheryl Mike received $20,773 in Company matching contributions under the Company’s 401K Plan. Ms. Mike also received Company contributions to the KESOT for the accounts of Cheryl Mike in the amount of $2,681. Premiums paid by the Company for life insurance in the amount $361.
GRANT OF PLAN-BASED AWARDS
     The following table sets forth information regarding all plan awards that were made to the Named Executive Officers during 2007. Disclosure on a separate line item is provided for each grant of an award made to a Named Executive Officer during the year. The information supplements the dollar value disclosure of stock, option and non-stock awards in the Summary Compensation Table by providing additional details about such awards. Equity incentive-based awards are subject to a performance condition or a market condition as those terms are defined by FAS 123(R) and are intended to serve as an incentive for performance to occur over a specified period.
GRANTS OF PLAN-BASED AWARDS IN FISCAL 2007

									All Other
								All Other	Option		Fair
								Stock	Awards:		Value
		Estimated Future Payouts			Estimated Future Payouts			Awards:	Number	Exercise	of
		Under Non-Equity			Under Equity Incentive			Number	of	or Base	Stock
		Incentive Plan Awards			Plan Awards			of Shares	Securities	Price of	and
		Thres-			Thres-			of Stocks	Underlying	Option	Option
	Grant	hold	Target	Maximum	hold	Target	Maximum	or Units	Options	Awards	Awards
Name	Date	($)	($) (1)	($)	(#)	(#)	(#)	(#)	(#) (2)	($/Sh)	($)
John C. Koss		N/A	$242,356	N/A	0	0	0	0	0	0	0
Michael J. Koss	05/09/07	N/A	$339,298	N/A	0	0	0	0	40,000	$21.42	194,923
John Koss, Jr.	05/09/07	N/A	$25,000	N/A	0	0	0	0	20,000	$21.42	97,461
Sujata Sachdeva	05/09/07	N/A	$30,688	N/A	0	0	0	0	5,000	$19.47	27,004
Declan Hanley	05/09/07	N/A	$241,686	N/A	0	0	0	0	5,000	$19.47	27,004
Lenore Lillie	05/09/07	N/A	$29,035	N/A	0	0	0	0	5,000	$19.47	27,004
Cheryl Mike	05/09/07	N/A	$19,593	N/A	0	0	0	0	5,000	$19.47	27,004

(1) There are no threshold or maximum amounts associated with the grant of Non-Equity Incentive Plan Awards. Such awards are granted in the form of cash awards to our Named Executive Officers.
(2) All stock options awarded to all Named Executive Officers represent options granted under the 1990 Flexible Incentive Plan. The 1990 Flexible Incentive Plan is filed as Filed as Exhibit 25 to the Company’s Annual Report on Form 10-K for the year ended June 30, 1990.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
     The following table sets forth information on outstanding option and stock awards held by the Named Executive Officers at June 30, 2007, including the number of shares underlying both exercisable and unexercisable portions of each stock option as well as the exercise price and the expiration date of each outstanding options
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2007

	Option Awards					Stock Awards
									Equity
									Incentive
									Plan Awards:
			Equity					Equity	Market or
			Incentive					Incentive	Payout
			Plan Awards:				Market	Plan Awards:	Value of
			Number			Number	Value of	Number of	Unearned
	Number		of			of Shares	Shares or	Unearned	Shares,
	of	Number	Securities			or Units	Units of	Shares, Units	Units or
	Securities	of Securities	Underlying			of Stock	Stock	or Other	Other
	Underlying	Underlying	Unexercised	Option		That Have	That Have	Rights That	Rights
	Unexercised	Unexercised	UnEarned	Exercise	Option	Not	Not	Have Not	That Have
	Options (#)	Options (#)	Options	Price	Expiration	Vested	Vested	Vested	Not Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	($)	($)	(#)	($)
John C. Koss	0	0	0	N/A	N/A	0	0	0	0
Michael J. Koss	60,000	0	0	$17.32	04/30/08	0	0	0	0
	60,000	20,000	0	$24.11	04/28/09	0	0	0	0
	10,000	10,000	0	$19.12	07/20/10	0	0	0	0
	10,000	30,000	0	$28.80	05/08/11	0	0	0	0
	0	40,000	0	$21.42	05/09/12	0	0	0	0
John Koss, Jr.	40,000	0	0	$17.32	04/30/08	0	0	0	0
	37,500	12,500	0	$24.11	04/28/09	0	0	0	0
	7,500	7,500	0	$19.12	07/20/10	0	0	0	0
	5,000	15,000	0	$28.80	05/08/11	0	0	0	0
	0	20,000	0	$21.42	05/09/12	0	0	0	0
Sujata Sachdeva	5,000	0	0	$15.75	04/30/13	0	0	0	0
	4,000	8,000	0	$22.01	04/28/14	0	0	0	0
	2,000	3,000	0	$17.38	07/20/15	0	0	0	0
	1,000	4,000	0	$26.18	05/08/16	0	0	0	0
	0	5,000	0	$19.47	05/09/17	0	0	0	0
Declan Hanley	7,500	0	0	$5.375	04/29/09	0	0	0	0
	10,000	0	0	$6.725	05/01/10	0	0	0	0
	10,000	0	0	$16.755	04/25/11	0	0	0	0
	10,000	0	0	$16.80	04/24/12	0	0	0	0
	10,000	0	0	$15.75	04/30/13	0	0	0	0
	12,000	8,000	0	$22.10	04/25/14	0	0	0	0
	2,000	3,000	0	$17.38	07/20/15	0	0	0	0
	1,000	4,000	0	$26.18	05/08/16	0	0	0	0
	0	5,000	0	$19.47	05/09/17	0	0	0	0
Lenore Lillie	3,662	0	0	$16.80	04/24/12	0	0	0	0
	10,000	0	0	$15.75	04/30/13	0	0	0	0
	12,000	8,000	0	$22.10	04/28/14	0	0	0	0
	2,000	3,000	0	$17.38	07/20/15	0	0	0	0
	1,000	4,000	0	$26.18	05/08/16	0	0	0	0
	0	5,000	0	$19.47	05/09/17	0	0	0	0
Cheryl Mike	10,000	8,000	0	$22.10	04/28/14	0	0	0	0
	2,000	3,000	0	$17.38	07/20/15	0	0	0	0
	1,000	4,000	0	$26.18	05/08/16	0	0	0	0
	0	5,000	0	$19.47	05/09/17	0	0	0	0

(1) All options for the Named Executive Officers, which include Sujata Sachdeva, Declan Hanley, Lenore Lillie, and Cheryl Mike, vest over a period of five (5) years with the first 20% vesting one year after the date of grant. The options are exercisable for ten (10) years and expire on the date ten years from the date of grant. All options for the Named Executive Officers, which include Michael J. Koss and John Koss, Jr., vest over a period of four (4) years with the first 25% vesting one year after the date of the grant. The options are exercisable for five (5) years and expire on the date five years from the date of grant.
OPTION EXERCISES AND STOCK VESTED

Options Awards			Stock Awards
	Number of shares	Value realized on	Number of shares	Value realized on
	acquired on exercise	exercise	acquired on vesting	vesting
Name	($)	($)	(#)	($)

John C. Koss	0	0	0	0

Michael J. Koss	0	0	0	0

John Koss, Jr.	0	0	0	0

Sujata Sachdeva	0	0	0	0

Declan Hanley	961	17,745	0	0

Lenore Lillie	6,338	47,028	0	0

Cheryl Mike	23,633	148,056	0	0
PENSON BENEFITS
     The table disclosing the actuarial present value for each Named Executive Officer’s accumulated benefit under defined benefit plans, the number of years of credited service under each such plan, and the amount of pension benefits paid to each Senior Executives during the year is omitted because the Company does not have a defined benefit plan for Named Executive Officers. The only retirement plan available to Named Executive Officers in 2007 was the Company’s qualified 401(k) savings and retirement plan, and KESOT plan, which is available to all employees.
NON-QUALIFIED DEFERRED COMPENSATION
     The table disclosing contributions to non-qualified defined contributions and other deferred compensation plans, each Named Executive Officer’s withdrawals, earnings and fiscal year end balances in those plans is omitted because, in 2007 the Company had no nonqualified deferred compensation plans or benefits for executive officers or other employees of the Company.

DIRECTOR COMPENSATION
     The Company uses cash-based incentive compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, the Company considers the significant amount of time that Directors expend in fulfilling their duties to the Company as well as the skill-level required by the Company of members of the Board.
Cash Contributions Paid to Non-employee Board Members
     Directors who are not also employees of the Company receive an annual retainer of $10,000, plus $2,000 per director for each board meeting attended, $1,000 per director for each committee meeting attended, $2,000 per year for the audit committee chair to review statements with the audit partner, and $1,000 per year for other committee chairs for service for each remaining committee.
Stock Option Program
     There are no stock option programs in place for non-employee members of our Board.
DIRECTOR COMPENSATION TABLE

						Change in Pension
		Fees			Non-Equity	Value and
		Earned			Incentive	Nonqualified
		or Paid	Stock	Options	Plan	Deferred	All Other
		in Cash	Awards	Awards	Compen-	Compensation	Compen-	Total
Name	Year	($)	($)	($)	sation ($)	Earnings ($)	sation	($)

John C. Koss (1)	2007	0	0	0	0	0	0	0
Thomas L. Doerr	2007	24,000	0	0	0	0	0	24,000
Michael J. Koss (2)	2007	0	0	0	0	0	0	0
Lawrence S. Mattson	2007	23,000	0	0	0	0	0	23,000
Theodore H. Nixon	2007	18,000	0	0	0	0	0	18,000
John J. Stollenwerk	2007	23,000	0	0	0	0	0	23,000

(1)	John C. Koss did not receive additional compensation for his service as a member of our Board.

(2)	Michael J. Koss did not receive additional compensation for his service as a member of our Board.

     AUDIT COMMITTEE REPORT
THE REPORT OF THE AUDIT COMMITTEE SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934 (TOGETHER, THE “ACTS”), EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.
     The Audit Committee of the Board of Directors (the “Audit Committee”) is composed of four non-employee directors. The members of the Committee are Mr. Doerr, Mr. Mattson, Mr. Nixon, and Mr. Stollenwerk. Each member of the Audit Committee is “independent” as defined in Nasdaq Marketplace Rule 4200. The Audit Committee held three meetings during the fiscal year ended June 30, 2007.
     The responsibilities of the Audit Committee are set forth in its Charter, which is reviewed and amended periodically, as appropriate. Generally, the Audit Committee reviews and monitors the Company’s financial reporting process on behalf of the Board of Directors. The Audit Committee operates under a written charter adopted by the Board of Directors. In fulfilling its responsibilities, the Audit Committee, among other things, monitors the integrity of the financial reporting process, systems of internal controls, and financial statements and reports of the Company; appoints, compensates, retains, and oversees the Company’s independent auditors, including reviewing the qualifications, performance and independence of the independent auditors; reviews and pre-approves all audit, attest and review services and permitted non-audit services; oversees the audit work performed by the Company’s internal accounting staff; and oversees the Company’s compliance with legal and regulatory requirements. The Audit Committee meets twice a year with the Company’s independent accountants to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.
     Specifically, the Audit Committee has:
(i) reviewed and discussed the Company’s audited financial statements for the fiscal year ended June 30, 2007 with the Company’s management;
(ii) discussed with Grant Thornton LLP (“Grant Thornton”), the Company’s independent auditors, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards);
(iii) received the written disclosures and the letter from Grant Thornton, the Company’s independent accountants, required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees);
(iv) discussed with Grant Thornton, the Company’s independent accountants, the independent accountants’ independence; and
(v) recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2007 for filing with the SEC.
AUDIT COMMITTEE
Thomas L. Doerr
Lawrence S. Mattson
Theodore H. Nixon
John J. Stollenwerk

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
THE REPORT OF THE COMPENSATION COMMITTEE SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934 (TOGETHER, THE “ACTS”), EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.
          Under SEC rules, the Company is required to provide certain information concerning compensation provided to the Company’s Chief Executive Officer and the Named Executive Officers. The disclosure requirements for these individuals include the use of tables and a report of the committee responsible for compensation decisions for these individuals, explaining the rationale and considerations that led to those compensation decisions. Therefore, the Compensation Committee of the Board of Directors has prepared the following report for inclusion in this Proxy Statement:
          The Compensation Committee of the Board of Directors (the “Compensation Committee”) is composed of Mr. Doerr, Mr. Mattson, and Mr. Stollenwerk. Each member of the Compensation Committee is “independent” as defined in Nasdaq Marketplace Rule 4200. The Compensation Committee is responsible for the review of all employee salaries in excess of $75,000 or who report directly to the Company’s Chief Executive Officer. The Compensation Committee also reviews all bonus, commission and stock option programs. The Compensation Committee meets as a group each spring and reviews its report with the full Board prior to the end of the fiscal year. This system enables management to plan the following year with the benefit of the Compensation Committee’s input.
Executive Officer Compensation.
The Company employs a compensation program linked to company-wide performance and individual achievement. All executive officers are reviewed once each year. Raises in base salaries are made in July when necessary or when promotions are announced. In addition, the Company has a Flexible Incentive Plan, an Employee Stock Ownership Plan and Trust, a 401(k) Plan, and a Profit Sharing Plan. The Flexible Incentive Plan is administered by the Compensation Committee and vests the Compensation Committee with discretionary powers to choose from a variety of incentive compensation alternatives to make annual stock-based awards to officers, key employees and other members of the Company’s management team. The Company also has a cafeteria benefits plan to provide flexibility to employees to choose their own health care and associated benefits package from an array of offerings. The Company shares the cost of medical insurance with its employees.
The Company’s executive officers are paid base salaries commensurate with their responsibilities, after comparison with base salaries of executive officers of other light assembly or manufacturing companies taken from data in an annual national survey. As in years past, for the year ended June 30, 2007, executive officers were eligible for annual bonuses based upon individual performance and overall Company performance and profitability. Factors relevant to determining such bonuses included attainment of corporate revenue and earnings goals and the development of new accounts. The Company’s Chief Executive Officer, Chairman and certain other executive officers are eligible to receive a bonus calculated as a percentage of the Company’s earnings before interest and taxes. The Company’s Vice President-Sales is entitled to receive a bonus based upon increases in sales over the prior year, and a bonus for obtaining new accounts from a predetermined list of potential new accounts and for adding new product lines to current accounts. The Company’s Vice President – International Sales is entitled to receive a bonus based upon the Company’s sales in export markets.
Compensation of the Chief Executive Officer.
The Compensation Committee annually reviews and determines the compensation of the Company’s Chief Executive Officer, Michael J. Koss. The Compensation Committee has reviewed all components of his compensation, including salary, bonus, equity and long-term incentive compensation. Michael J. Koss’s compensation is based on his experience, responsibilities, historical salary levels and bonuses for himself and other executive officers of the Company, and the salaries and bonuses of Chief Executive Officers of other light assembly or manufacturing companies. Michael J. Koss is also eligible to receive a bonus calculated as a percentage of the Company’s earnings before interest and taxes. He also participates in the Company’s Flexible Incentive Plan. For the fiscal year ended June

30, 2007, Michael J. Koss’s base salary was $275,000, his bonus was $339,298, and he was granted 40,000 stock options. Michael J. Koss’s bonus was calculated as a percentage of the Company’s earnings before interest and taxes for the year ended June 30, 2007. The Compensation Committee finds Michael J. Koss’s total compensation in the aggregate to be reasonable and not excessive based upon individual performance and overall Company performance and profitability for the fiscal year ended June 30, 2007.
COMPENSATION COMMITTEE
Thomas L. Doerr
Lawrence S. Mattson
John J. Stollenwerk
Compensation Committee Interlocks and Insider Participation
During the fiscal year ended June 30, 2007, Mr. Doerr, Mr. Mattson, and Mr. Stollenwerk served as members of the Compensation Committee. None of the members of the Compensation Committee was an officer or employee of the Company or its subsidiaries or had any relationship requiring disclosure pursuant to Item 404 of Regulation S-K. Additionally, during the fiscal year ended June 30, 2007, none of the executive officers of the Company was a member of the board of directors, or any committee thereof, of any other entity one of the executive officers of which served as a member of the Board, or any committee thereof, of the Company.

Stock Price Performance Graph
     The graph and table below set forth information comparing the yearly cumulative total return on the Company’s Common Stock over the past five years with the yearly cumulative total return on (i) stocks included in The Nasdaq Stock Market (US Companies) Index, (ii) a group of peer companies (the “Peer Group”), and (iii) a line-of-business index based on the SEC Standard Industrial Classification (“SIC”) Code 3651 for household audio and video equipment companies**. The Peer Group consists of Boston Acoustics, Inc., Digital Video Systems, Inc., and Phoenix Gold International, Inc., companies which the Company believes are similar in terms of market capitalization and business lines. For purposes of the graph and table, it is assumed that on July 1, 2002, $100 was invested in the stock of each of (i) the Company, (ii) the companies on The Nasdaq Stock Market (US Companies) Index, (iii) the companies in the Peer Group (the return for the investment in the stock of each company in the Peer Group is weighted according to the stock market capitalization of each company as adjusted at the beginning of each fiscal year indicated on the table), and (iv) household audio and video equipment companies included in the line-of-business index based on the SEC SIC Code 3651, and assumes reinvestment of dividends. The graph and table also assume that all dividends paid were reinvested in the stock of the issuing companies. The stock price performance information shown in the graph and table below should not be considered indicative of future performance.
     Our Peer Group is based on the SEC SIC Code 3651 for household audio and video equipment companies, for the purposes of comparing the cumulative total return on the Company’s Common Stock.

     Related Transactions
     Building Lease. The Company leases its main plant and offices in Milwaukee, Wisconsin from its Chairman, John C. Koss. On May 28, 2003, the lease was renewed for a period of five years, and is being accounted for as an operating lease. The lease extension maintained the rent at a fixed rate of $380,000 per year. At anytime during this period the Company has the option to renew the lease for an additional five years for the period commencing July 1, 2008 and ending June 30, 2013 under the same terms and conditions. The Company believes that the lease is on terms no less favorable to the Company than those that could be obtained from an independent party. The Company is responsible for all property maintenance, insurance, taxes and other normal expenses related to ownership.
     Stock Repurchases. The Company has previously announced its intention to repurchase shares of Common Stock in the open market or in private transactions as such shares become available from time to time, because the Company believes that its stock is undervalued in the current market and that such repurchases enhance the value to stockholders. Consistent with this policy, the Company repurchased 83,437 shares during the fiscal year ended June 30, 2007. The Company believes that purchases of Common Stock enhance stockholder value and will continue from time to time to engage in such transactions either on the open market or in private transactions.
     The Company has an agreement with its Chairman to, at the request of the executor of his estate, repurchase Company common stock from his estate in the event of his death. The repurchase price is 95% of the fair market value of the common stock on the date that notice to repurchase is provided to the Company. The total number of shares to be repurchased shall be sufficient to provide proceeds which are the lesser of $2,500,000 or the amount of estate taxes and administrative expenses incurred by his estate. The Company may elect to pay the purchase price in cash or may elect to pay cash equal to 25% of the total amount due and to execute a promissory note at the prime rate of interest for the balance payable over four years. The Company maintains a $1,150,000 life insurance policy to fund a substantial portion of this obligation.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC and with The Nasdaq Stock Market reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.
     Based solely on review of such reports furnished to the Company or representations that no other reports were required, the Company believes that, during the 2007 fiscal year, all filing requirements applicable to its officers, directors, and greater than 10% beneficial owners were complied with.

ITEM 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
     The firm of Grant Thornton has acted as our independent accountants to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending June 30, 2007. Grant Thornton has served the Company as its independent accountants and independent auditors since March 16, 2004. Representatives of Grant Thornton are expected to be present at the Meeting, and will have the opportunity to make a statement if they desire to do so. The Grant Thornton representatives are expected to be available to respond to appropriate questions at the Meeting.
     Although this appointment of Grant Thornton as independent accountants is not required to be submitted to a vote by stockholders, the Board believes it appropriate, as a matter of policy, to request that the stockholders ratify the appointment. If stockholder ratification (by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting) is not received, the Audit Committee of the Board will reconsider the appointment. Even if the selection of Grant Thornton is ratified, the Audit Committee of the Board may, in its discretion, appoint a different firm at any time during the year if the Audit Committee feels that such a change would be in the best interests of the Company and its stockholders. Unless otherwise directed, the proxy will be voted in favor of the ratification of such appointment.
Fees and Services
     The following table represents fees for professional services rendered to the Company by Grant Thornton and PriceWaterhouseCoopers (“PWC”), for the fiscal years ended June 30, 2007 and 2006 respectively:

	Fiscal Year Ended
	June 30, 2007		June 30, 2006
Audit Fees	$114,920	(1)	$108,920	(6)

Audit-Related Fees	$46,179	(2)	$22,880	(7)

Tax Fees	$53,675	(3)	$42,200	(8)

All Other Fees	$22,050	(4)	$16,912	(9)

Total	$236,824	(5)	$190,912	(10)

(1)	This entire amount was attributable to Grant Thornton.

(2)	Of this amount $25,324 was attributable to Grant Thornton and $20,855 was attributable to PWC.

(3)	This entire amount was attributable to PWC.

(4)	This entire amount was attributable to PWC.

(5)	Of this amount, $140,244 was attributable to Grant Thornton and $96,580 was attributable to PWC.

(6)	Of this amount, $101,420.00 was attributable to Grant Thornton and $7,500.00 was attributable to PWC.

(7)	This entire amount was attributable to Grant Thornton.

(8)	This entire amount was attributable to PWC.

(9)	Of this amount, $8,512.00 was attributable to Grant Thornton and $8,400.00 was attributable to PWC.

(10)	Of this amount, $132,812.00 was attributable to Grant Thornton and $58,100.00 was attributable to PWC.
          Audit Fees. For the fiscal years ended June 30, 2007 and 2006. the “Audit Fees” reported above were billed by Grant Thornton and PWC for professional services rendered for the audit of the Company’s annual financial statements and the review of financial statements included in the Company’s quarterly 10-Q filings, and for services normally provided by Grant Thornton and PWC in connection with statutory and regulatory filings or engagements.
          Audit-Related Fees. For the fiscal years ended June 30, 2007 and 2006, the “Audit-Related Fees” reported above were billed by Grant Thornton and PWC for assurance and related services that were reasonably related to the performance of the audit or review of the Company’s financial statements, but which were not reported as Audit Fees.
          Tax Fees. For the fiscal years ended June 30, 2007 and 2006, the “Tax Fees” reported above were billed by PWC for professional services rendered for tax compliance, tax advice, and tax planning.

          All Other Fees. For the fiscal years ended June 30, 2007 and 2006, the “All Other Fees” reported above were billed by Grant Thornton and PWC for professional services rendered for assistance not related to Audit Fees, Audit-Related Fees or Tax Fees.
Audit Committee Pre-Approval Policies and Procedures
     The Audit Committee has a policy requiring the pre-approval of all audit and permissible non-audit services provided by the Company’s independent auditors. Under the policy, the Audit Committee is to specifically pre-approve before the filing of the Form 10-K Annual Report for the previous fiscal year any recurring audit and audit related services to be provided during the following fiscal year. The Audit Committee also may generally pre-approve, up to a specified maximum amount, any nonrecurring audit and audit related services for the following fiscal year. All pre-approved matters must be detailed as to the particular service or category of services to be provided, whether recurring or non-recurring, and reports to the Audit Committee at its next scheduled meeting. Permissible non-audit services are to be pre-approved on a case-by-case basis. The Audit Committee may delegate its pre-approval authority to any of its members, provided that such member reports all pre-approval decisions to the Audit Committee at its next scheduled meeting. The Company’s independent auditors and members of management are required to report periodically to the Audit Committee the extent of all services provided in accordance with the pre-approval policy, including the amount of fees attributable to such services.
     In accordance with Section 10A of the Securities Exchange Act of 1934, as amended by Section 202 of the Sarbanes-Oxley Act of 2002, the Company is required to disclose the approval by the Audit Committee of the Board of non-audit services performed by the Company’s independent auditors. Non-audit services are services other than those provided in connection with an audit review of the financial statements. During the period covered by this filing, the Audit Committee approved all Audit-Related Fees, Tax Fees and All Other Fees, and the services rendered in connection with these fees, as reported in the table shown above.
The Company expects that the “Koss Family,” who own or beneficially own approximately 71.2% of the outstanding Common Stock, will vote “for” the ratification of Grant Thornton as independent accountants for the fiscal year ending June 30, 2008.
THE BOARD OF DIRECTORS RECOMMENDS THAT
STOCKHOLDERS VOTE “FOR” RATIFICATION OF
GRANT THORNTON AS INDEPENDENT
ACCOUNTANTS FOR THE FISCAL YEAR ENDING JUNE 30, 2008.

ITEM 3. TRANSACTION OF OTHER BUSINESS
     The Board of Directors of the Company is not aware of any other matters that may come before the meeting. If any other matters are properly presented to the meeting for action, it is the intention of the persons named as proxies in the enclosed form of proxy to vote such proxies in accordance with their best judgment on such matters.
STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING
     There are no stockholder proposals on the agenda for the Meeting. In order to be eligible for inclusion in the Company’s proxy materials for its 2008 annual meeting, a stockholder proposal must be received by the Company no later than May 12, 2008 and must otherwise comply with the applicable rules of the SEC. To avoid controversy over when a stockholder proposal is received, stockholder proposals should be sent by certified mail, return receipt requested, and should be addressed to the Secretary of the Company.
By Order of the Board of Directors
/s/ Sujata Sachdeva
Sujata Sachdeva, Secretary
Milwaukee, Wisconsin
August 31, 2007

APPENDIX A
KOSS CORPORATION
AUDIT COMMITTEE CHARTER
MISSION STATEMENT
     The Audit Committee (the “Committee”) of Koss Corporation (the “Company”) will assist the board of directors in fulfilling its oversight responsibilities. The Committee will review the financial reporting process, the system of internal control, the audit process, and the Company’s process for monitoring compliance with laws and regulations and with the Company’s code of ethics. In performing its duties, the committee will maintain effective working relationships with the board of directors, management, and the external auditors. To effectively perform his or her role, each committee member will obtain an understanding of the detailed responsibilities of committee membership as well as the Company’s business, operations, and risks.
ORGANIZATION
•	The Committee shall be comprised of three or more directors as determined by the Board.
•	All members of the Committee shall have (in accordance with the requirements of the Nasdaq Stock Market, Inc.) a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.
•	Each Committee member shall be (as required by and defined in the rules of the Nasdaq Stock Market, Inc.) an independent director, free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgement as a member of the Committee.
•	The Committee shall meet at least two times annually, or more frequently as circumstances dictate.
•	All members of the Committee, including the Chairperson of the Committee, shall be elected by the Board at the annual organization meeting of the Board.
ROLES AND RESPONSIBILITIES
Internal Control
•	Evaluate whether management is communicating the importance of internal control and ensuring that all individuals possess an understanding of their roles and responsibilities.
•	Focus on the extent to which external auditors review computer systems and applications, the security of such systems and applications, and the contingency plan for processing financial information in the event of a systems breakdown.
•	Determine whether internal control recommendations made by external auditors have been implemented by management.
FINANCIAL REPORTING
General
•	Review significant accounting and reporting issues, including recent professional and regulatory pronouncements, and understand their impact on the financial statements.
•	Ask management and the external auditors about significant risks and exposures and the plans to minimize such risks.
•	Consider the independent accountants’ judgments about the quality and appropriateness of the Company’s accounting principles and estimates as applied to its financial reporting.

Annual Financial Statements
•	Review the annual audited financial statements and determine whether they are complete and consistent with the information known to Committee members; assess whether the financial statements reflect appropriate accounting principles.
•	Review and discuss complex and/or unusual transactions such as restructuring charges and derivative disclosures, if any.
•	Review an analysis prepared by management and the external auditor regarding significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements; focus on judgmental areas such as those involving valuation of assets and liabilities, including, for example, the accounting for and disclosure of obsolete or slow-moving inventory; bad debt; warranty; product, and environmental liability; litigation reserves; and other commitments and contingencies.
•	Meet with management and the external auditors to review the financial statements and the results of the audit.
•	Consider management’s handling of proposed audit adjustments identified by the external auditors.
•	Review major changes to the Company’s auditing and accounting principles as suggested by the external auditor or management.
•	Review the MD&A and other sections of the annual report before its release and consider whether the information is adequate and consistent with members’ knowledge about the company and its operations.
Interim Financial Statements
•	Review and assess how management develops and summarizes quarterly financial information, the extent to which the external auditors review quarterly financial information, and that the review is performed on a pre-issuance basis.
•	Consult with management and the external auditor, as appropriate, regarding matters related to the preparation of quarterly financial information.
COMPLIANCE WITH LAWS AND REGULATIONS
•	Review the effectiveness of the system for monitoring compliance with laws and regulations, and the results of management’s investigation and follow-up (including disciplinary action) on any fraudulent acts or accounting irregularities.
•	Periodically obtain updates from management, general counsel, and tax director regarding compliance with applicable laws and regulations and applicable internal conflict of interest policies and procedures.
•	Be satisfied that all regulatory compliance matters have been considered in the preparation of the financial statements.
•	Review the findings of any examinations by regulatory agencies, such as the Securities and Exchange Commission.
•	Receive, investigate and retain complaints regarding accounting, internal accounting controls, and auditing matters, including concerns that employees have about questionable matters.
EXTERNAL AUDIT
•	Appoint, terminate, compensate and oversee the Company’s independent external auditors in connection with their preparation or issuance of audit reports and the performance of other audit, review, attest and related services for the Company.
•	Ensure that the Company’s external auditors are independent and that there is an absence of conflicts of interest with the Company.

•	Meet with the external auditor prior to the audit and review the external auditors’ proposed audit scope, staffing and approach.
•	Review any significant changes required in the external auditors’ audit plans and any difficulties or disputes with management encountered during the course of the audit.
•	Review the experience, qualifications, and performance of the external auditors and oversee the rotation of the audit partners who have responsibility for decision-making on significant auditing, accounting and reporting matters.
•	Receive formal written reports for the external auditor regarding the auditor’s independence, and delineating all relationships between the auditor and the company, consistent with Independence Standards Board Standard No. 1, discuss such reports with the auditor, and if so determined by the Committee recommend that the Board take appropriate action to insure the independence of the auditor.
•	Discuss with the external auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.
•	Approve the fees to be paid to the external auditor.
•	Pre-approve all audit, review or attest services and permissible non-audit services provided by the external auditor.
•	Establish policies and procedures for engaging the external auditor to perform services other than audit, review and attest services to safeguard the continued independents of the external auditor.
OTHER RESPONSIBILITIES
•	Meet at least annually with the external auditors and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately.
•	Ensure that significant findings and recommendations made by the external auditors are received and discussed on a timely basis.
•	Review, with the company’s counsel, any legal matters that could have a significant impact on the company’s financial statements.
•	If necessary, institute special investigations and, if appropriate, hire special counsel, experts or outside advisors to assist.
•	Perform other oversight functions as requested by the full Board.
•	Maintain minutes or other records of meetings and activities of the Committee.
•	Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (b) the confidential anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.
•	Review and assess the adequacy of this charter annually and submit any recommended changes to the Board for approval.
REPORTING RESPONSIBILITIES
•	Regularly update the Board of Directors about Committee activities and make appropriate recommendations.
•	Prepare the report required by the rules of the Securities and Exchange Commissions to be included in the Company’s annual proxy statements.

PROXY
KOSS CORPORATION
4129 North Port Washington Avenue Milwaukee, Wisconsin 53212
2007 ANNUAL MEETING
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints John C. Koss and Lawrence S. Mattson, or either of them, as Proxies, each with full power of substitution for himself, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock of Koss Corporation held as of the record date and which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on October 10, 2007 and any or all adjournments thereof, with like effect as if the undersigned were personally present and voting.
Properly executed proxies received by the Company will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of all nominees listed for director and FOR Proposal 2. If any other matters properly come before the meeting, this proxy will be voted in accordance with the best judgment of the Proxies appointed. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished therewith.
(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF KOSS CORPORATION October 10, 2007
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1. Election of Directors
NOMINEES:
O John C. Koss O Thomas L. Doerr O Michael J. Koss O Lawrence S. Mattson O Theodore H. Nixon O John J. Stollenwerk
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●
2. PROPOSAL TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT ACCOUNTANTS OF THE CORPORATION FOR THE FISCAL YEAR ENDING JUNE 30, 2008.
☐ FOR ☐ AGAINST ☐ ABSTAIN
3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.
Signature of Stockholder Date:
—— —— Signature of Stockholder Date: —— —
Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.